Exhibit 99.1

SECOND AMENDMENT TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

This is the Second Amendment to the Amended and Restated Employment Agreement which was originally effective as of January 22, 2003, between Ameron International Corporation, a Delaware corporation (the “Company”), and James S. Marlen (the “Employee”) and was amended by the First Amendment to the Amended and Restated Employment Agreement effective as of September 19, 2007 (together the “Agreement”).

I.

1.        Paragraph 1.1 of the Agreement is hereby amended in its entirety to read as follows:

1.1       The term of this Agreement commenced on January 22, 2003, and is hereby extended by 24 months to continue until March 31, 2012 (the “Term”), subject to earlier termination in accordance with the provisions of Paragraphs 2.1 and 10 hereinbelow.  In no event shall the Term of this Agreement extend beyond March 31, 2012, unless the Company and Employee hereafter expressly agree in writing to extend the Term of this Agreement beyond such date.

II.

1.        Paragraph 2.1 of the Agreement is hereby amended in its entirety to read as follows:

2.1

(1)       The Company hereby employs Employee as its Chairman of the Board, President and Chief Executive Officer, and Employee hereby accepts such employment.  Notwithstanding the foregoing, Employee agrees that the Company may commence a search for a new President and Chief Executive Officer beginning in the first quarter of calendar year 2011 and may appoint another person as President and Chief Executive Officer at any time after March 31, 2011.  Employee shall be considered for a normal increase in his base salary at the same time as other executives in January, 2011, in accordance with Paragraph 4.1.

(2)       After a new President and Chief Executive Officer is appointed, Employee shall cease to serve as President and Chief Executive Officer, but shall continue to serve as an employee of the Company as Executive Chairman of the Board for the remainder of the Term.  At the request of the Board of Directors, Employee agrees that he will resign or may be removed as Executive Chairman of the Board, provided that in such event he shall be entitled to receive a lump sum severance amount pursuant to Paragraph 10.3(1) or 10.5(2) below.

(3)       When Employee commences to serve as Executive Chairman of the Board, he shall be entitled to receive an annual base salary at seventy percent (70%) of his annual base salary in effect immediately prior thereto and a target annual bonus (which is currently payable under the Management Incentive Compensation Plan or “MIP”) equal to one hundred percent (100%) of his base salary.  His annual bonus for the fiscal year when this transition occurs shall be pro-rated based on the number of days during the fiscal year which he serves in each capacity.  Employee shall also be entitled to receive pension benefits and additional employee benefits pursuant to Paragraphs 8.1 and 9 of this Agreement until the end of the Term.  After Employee ceases to serve as Chief Executive Officer, he will not be eligible to receive any new awards of long-term incentive cash (including Cash LTIP) or equity (including restricted stock) awards.  However, any outstanding long-term incentive cash and equity awards will continue to be payable in accordance with their terms, except as provided below in the amendment to Paragraph 6.3(2) of the Agreement.

(4)       The financial performance of the Company will be the key factor used to determine Employee’s incentive compensation during the 24 month extension of the Term.  Accomplishing a smooth succession to a new Chief Executive Officer and strategic execution will also be important factors.

(5)       The Company shall provide Employee with an opportunity to review and comment on a draft press release concerning each change in title and duties contemplated by this paragraph before such change is announced.

2.        Paragraph 2.4 of the Agreement is hereby amended to read in its entirety as follows:

2.4       While Employee serves as President and Chief Executive Officer, Employee shall be responsible to the Board of Directors for all actions and activities of the Company.

III.

1.        Paragraph 4.1 of the Agreement is hereby amended to revise the first sentence thereof to read as follows:

“Commencing April 1, 2010, Employee’s base salary will be increased to $963,000 per year.”

IV.

1.        Paragraph 6.3 of the Agreement is hereby amended to revise subparagraphs (2) and (3) thereof to read as follows:

(2)       The performance stock units which were granted to Employee pursuant to subparagraph (2) of Paragraph 6.3 of the First Amendment to the Employment Agreement shall terminate on March 31, 2010, notwithstanding any provision to the contrary that would extend the term of these performance stock units until November 30, 2010 which is contained in Paragraph 6.3(2) of the First Amendment to the Employment Agreement or in the Performance Stock Unit Agreement for these performance stock units.  On March 31, 2010, 8,000 performance stock units (or such larger number as is provided under the price vesting schedule of the Performance Stock Unit Agreement) shall become vested and shall be paid out within thirty (30) days thereafter in accordance with the provisions of the Performance Stock Unit Agreement, and the Performance Stock Unit Agreement shall thereupon terminate, and any additional performance stock units under the Performance Stock Unit Agreement shall be forfeited.

(3)       Employee shall be eligible to receive an annual grant of restricted stock or other form of equity award in the first quarter of calendar year 2011, if he is employed by the Company on the applicable grant date, in such amount and upon such terms as the Compensation Committee and Board of Directors may approve, provided that Paragraphs 10.3(2) and 10.5(1) of this Agreement shall not apply to any such grant.  Otherwise, Employee shall not be entitled to receive any other stock options, restricted or fully vested stock, performance stock units or other equity grants during the remainder of the Term of this Agreement.

V.

1.        Paragraph 9.9 is hereby amended to delete the additional sentence at the end thereof that was added in the First Amendment to the Employment Agreement (which provided for continuation of the AYCO financial/tax consulting services for three calendar years following Employee’s retirement or termination of employment).

2.        Paragraph 9.9 is hereby amended to eliminate the tax-gross up feature for any payments of AYCO financial/tax consulting services which are made after March 31, 2010.

VI.

1.        Paragraph 10.3 of the Agreement is hereby amended to revise subparagraph (1) thereof to read in its entirety as follows:

(1)       (A) in the event of termination before Employee commences to serve as Executive Chairman of the Board, the Company shall pay Employee a lump-sum severance amount within thirty (30) days following termination equal to the annual base salary and target annual bonus in effect as of the date of termination that Employee would have been entitled to receive if he had served as President and Chief Executive Officer from the date of his termination through the end of the Term, and (B) in the event of termination after Employee commences to serve as Executive Chairman of the Board, the Company shall pay Employee a lump-sum severance amount within thirty (30) days following termination equal to the annual base salary and target annual bonus in effect as of the date of termination that Employee would have been entitled to receive under Paragraph 2.1(3) of the Agreement if he had served as Executive Chairman of the Board from the date of his termination through the end of the Term; provided that Employee shall not be entitled to receive any lump-sum severance amount if Employee’s employment is terminated for any reason at any time on or after March 31, 2012;

2.        Paragraph 10.5 of the Agreement is hereby amended to revise subparagraph (2) thereof to read in its entirety as follows:

(2)       In the event that the Company terminates Employee’s employment without cause at any time during the Term of this Agreement within the period of twelve (12) months following the date of a Change of Control, then Employee shall be entitled to the termination benefits described in Paragraph 10.3 hereinabove; provided that the lump-sum severance amount paid to Employee under this Paragraph 10.5(2) shall not be calculated based on Paragraph 10.3(1) hereinabove, but (i) shall be equal to 1.5 times the sum of (x) Employee’s annual base salary in effect as of the date of termination plus (y) the average annual bonus paid to Employee during the five years preceding the date of termination (provided that in the event of termination after Employee commences to serve as Executive Chairman of the Board, only seventy percent (70%) of Employee’s annual bonus for any period when he served as Chief Executive Officer shall be counted for purposes of calculating his average annual bonus), and (ii) shall be reduced to offset compensation and other earned income earned by Employee in the manner provided in Paragraphs 10.5(3) and (4) below; provided that Employee shall not be entitled to receive any lump-sum severance amount if Employee’s employment is terminated for any reason at any time on or after March 31, 2012.

3.        Paragraph 10.5 of the Agreement is hereby amended to delete the entire paragraph which follows subparagraph (4) of Paragraph 10.5 and Exhibit T to the Agreement that is referred to therein (which provided a gross-up payment for taxes imposed by IRC Section 4999).

VII.

All other terms and conditions of the Agreement are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Amended and Restated Employment Agreement effective as of March 22, 2010.

AMERON INTERNATIONAL CORPORATION

By:	/s/ John E. Peppercorn
John E. Peppercorn
Chairman, Compensation Committee
of the Board of Directors

EMPLOYEE

/s/ James S. Marlen
James S. Marlen